As filed with the Securities and Exchange Commission on March 1, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

UNIVERSAL TRUCKLOAD SERVICES, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-3640097
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

12755 E. Nine Mile Road

Warren, Michigan 48089

(586) 920-0100

(Address including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Donald B. Cochran

President and Chief Executive Officer

Universal Truckload Services, Inc.

12755 E. Nine Mile Road

Warren, Michigan 48089

(586) 920-0100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

C. Douglas Buford, Jr., Esq.

Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

425 West Capitol Avenue, Suite 1800

Little Rock, Arkansas 72201

Telephone: (501) 688-8866

Facsimile: (501) 918-7866

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, no par value	(1)(2)	(1)(2)	(1)(2)
Preferred Stock, no par value	(1)(2)	(1)(2)	(1)(2)
Rights	(1)(2)	(1)(2)	(1)(2)
Warrants	(1)(2)	(1)(2)	(1)(2)
Total Primary Offering	(1)(2)	(1)(2)	$100,000,000	$7,130(3)
Secondary Offering:
Common Stock, no par value	6,082,726(4)	$16.44(5)	$100,000,015	$7,130(5)
Total			$200,000,015	$14,260

(1)	Not specified as to each class of primary offering securities to be registered pursuant to General Instruction II.D of Form S-3.
(2)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be issued at indeterminate prices from time to time. The securities registered include unspecified amounts and numbers of securities that may be issued upon conversion of or exchange for securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities issuable on exercise, conversion, or exchange of other securities.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(4)	Pursuant to Rule 416, the shares of Common Stock registered for resale are deemed to include an unspecified number of additional shares of Common Stock to prevent dilution resulting from any further stock split, stock dividend or similar transaction.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act to be equal to $16.44 per share, the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on February 22, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2010

PROSPECTUS

UNIVERSAL TRUCKLOAD SERVICES, INC.

$100,000,000

of

Common Stock

Preferred Stock

Rights

Warrants

6,082,726 Shares

of

Common Stock

Offered by Selling Stockholders

We may offer and sell, from time to time, in one or more offerings, any combination of equity securities that we describe in this prospectus having a total initial offering price not exceeding $100,000,000. In addition, the selling stockholders identified in this prospectus and any of their pledgees, donees, transferees or other successors-in-interest may offer and sell, from time to time, up to 6,082,726 shares of our common stock, no par value. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. Neither we nor the selling stockholders are required to sell any of these securities.

This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. We will file prospectus supplements and may provide other offering material at later dates that will contain specific terms of each issuance or sale of securities. These supplements may also add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “UACL.” On February 22, 2010, the last reported sale price of our common stock on the NASDAQ Global Select Market was $16.70 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 6 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

We or the selling stockholders may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

This prospectus is dated March 1, 2010.

March 1, 2010

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. In addition, the selling stockholders identified in this prospectus and any of their pledgees, donees, transferees or other successors-in-interest may from time to time sell shares of our common stock in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise stated or the context otherwise requires, all references to “Universal Truckload Services, Inc.,” “Universal,” “the Company,” “we,” “our,” “us” and similar terms refer to Universal Truckload Services, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

FORWARD-LOOKING STATEMENTS

Some of the statements and assumptions in this Form S-3 are forward-looking statements. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those in the forward-looking statements. In some cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “plan,” “intend,” “may,” “should,” “will” and “would” or other similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or managements’ good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. For examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, see the documents described in the section below captioned “Risk Factors.”

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http://www.goutsi.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the securities offered hereby:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 13, 2009.

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 28, 2009, June 27, 2009, and September 26, 2009, filed with the Commission on May 6, 2009, August 5, 2009, and November 3, 2009, respectively.

(c) Our Current Reports on Form 8-K, filed with the Commission on February 6, 2009, February 27, 2009, March 23, 2009, April 24, 2009, May 14, 2009, July 24, 2009, July 29, 2009, October 23, 2009, October 27, 2009, December 23, 2009, and February 26, 2010, respectively.

(d) The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on February 1, 2005, under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Universal Truckload Services, Inc.

12755 E. Nine Mile Road

Warren, Michigan 48089

Attn: Corporate Secretary

(586) 920-0100

THE COMPANY

We are primarily an asset-light provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. Our over-the-road trucking services include both flatbed and dry van operations and we provide rail-truck and steamship-truck intermodal support services. We also offer truck brokerage services, which allow us to supplement our capacity and provide our customers with transportation of freight not handled by our owner-operators.

We primarily operate through a contractor network of agents and owner-operators who provide us with approximately 3,400 tractors and approximately 3,600 trailers. At September 26, 2009, the Company had approximately 680 agents. Customer relationships are primarily managed by our agents who solicit freight business directly from shippers and also provide dispatch and other services to our owner-operators. Our owner-operators own, operate and maintain substantially all of the tractors and over 50% of the trailers used in our business. Some of our owner-operators also act as fleet contractors and provide us with multiple tractors and drivers. In return for their services, we pay our agents and owner-operators fixed commissions based on a percentage of the revenue they generate for us. This network of agents and owner-operators allows us to minimize our investment in tractors and trailers, manage our sales effort in a manner we believe is more efficient than employing a large sales staff, and maximize the variable portion of our cost structure. In addition, through our brokerage operations, we are able to expand our capacity by arranging for other carriers to transport shipments when we generate more freight shipments than our owner-operators can service.

We conduct our operations through our eight direct or indirect wholly owned operating subsidiaries under the brand names Universal Am-Can, Mason & Dixon Lines, Economy Transport, Louisiana Transportation, Mason Dixon Intermodal, Great American Lines, CrossRoad Carriers and NYP of Michigan, Inc.

We broadly group our services into the following three categories: truckload services, brokerage services and intermodal support services.

•

Truckload. Our truckload operations represented approximately $438.2 million, or 57.7%, of our operating revenues in 2008. We transport a wide variety of general commodities, including machinery, building materials, paper, food, consumer goods, automotive parts, furniture, steel and other metals on behalf of customers in various industries.

•

Brokerage. Our brokerage operations represented approximately $208.3 million, or 27.4%, of our operating revenues in 2008. We broker freight to third party transportation providers through our agent network at times when we generate more freight business than we can service with our available owner-operators. These transportation providers may include competing truckload carriers or, occasionally, shipper-owned and operated private motor carrier transport fleets with excess capacity.

•

Intermodal support services. Our intermodal support services represented $113.0 million or 14.9% of our operating revenues in 2008. Our intermodal support services are primarily short-to-medium distance delivery of rail and steamship containers between the railhead or port and the customer.

Our principal executive offices are located at 12755 E. Nine Mile Road, Warren, Michigan 48089, and our telephone number is (586) 920-0100. Our website address is http://www.goutsi.com.

RISK FACTORS

An investment in our securities involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each series of securities we or our selling stockholders offer may contain a discussion of additional risks applicable to an investment in us and the securities we or the selling stockholders are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities described in this prospectus for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce indebtedness. We may also invest funds which are not required immediately in short-term marketable securities. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

We do not calculate a ratio of earnings to fixed charges and preferred stock dividends at this time because no shares of our preferred stock are issued and outstanding as of the date of this prospectus. If we offer shares of preferred stock under this prospectus, we will, at that time, provide a ratio of earnings to fixed charges and preferred stock dividends in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, rights and warrants that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

When we use the terms “security” or “securities” in this prospectus, we mean any of the securities we or the selling stockholders may offer with this prospectus, unless we say otherwise.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and the provisions of our Articles of Incorporation and Bylaws. It also summarizes relevant provisions of the Michigan Business Corporation Act, which we refer to as Michigan law, or the “MBCA.” Since the terms of our Articles of Incorporation, Bylaws and Michigan law are more detailed than the general information provided below, we urge you to read the actual provisions of those documents and Michigan law. The following summary of our capital stock is subject in all respects to Michigan law, our Articles of Incorporation and our Bylaws. If you would like to read our Articles of Incorporation or Bylaws, these documents are on file with the SEC, as described under the heading “Where You Can Find More Information.”

General

The authorized capital stock of the Company consists of 40,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value. As of February 22, 2010, there were 16,122,483 shares of our common stock issued and 15,980,483 shares of our common stock outstanding and no shares of our preferred stock were issued and outstanding. Our common stock is listed on the NASDAQ Global Select Market.

Common Stock

All of the outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights. Each holder of our common stock is entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of our common stock have no cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive dividends or other distributions declared by the board of directors. The right of the board of directors to declare dividends is subject to the right of any holders of our preferred stock and the availability under Michigan law of sufficient funds to pay dividends.

Liquidation Rights. If the Company is dissolved, our common shareholders will share ratably in the distribution of all assets that remain after we pay all of our liabilities and satisfy our obligations to the holders of any of our preferred stock.

Preemptive and Other Rights. Holders of our common stock have no preemptive rights to purchase or subscribe for any stock or other securities of the Company, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

Transfer Agent. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

The board of directors is authorized to issue shares of our preferred stock at any time, without shareholder approval. It has the authority to determine all aspects of those shares, including the following:

•	the designation and number of shares;

•	the dividend rate and preferences, if any, which dividends on that series of preferred stock will have compared to any other class or series of our capital stock;

•	the voting rights, if any;

•	the conversion or exchange privileges, if any, applicable to that series;

•	the redemption price or prices and the other terms of redemption, if any, applicable to that series; and

•	any purchase, retirement or sinking fund provisions applicable to that series.

Any of these terms could have an adverse effect on the availability of earnings for distribution to the holders of our common stock or for other corporate purposes. We have no agreements or understandings for the issuance of any shares of preferred stock.

Provisions That May Discourage Takeovers

Michigan law and our Bylaws contain provisions that may have the effect of discouraging transactions involving an actual or threatened change of control. These provisions could protect the continuity of our directors and management and possibly deprive shareholders of an opportunity to sell their shares of common stock at prices higher than the prevailing market prices. The following description is subject in its entirety to applicable Michigan law and our Articles of Incorporation and Bylaws.

Ownership of Controlling Shares by the Moroun Family. As of February 22, 2010, Matthew T. Moroun and a trust controlled by Manuel J. Moroun, his father, own in the aggregate 10,022,500 shares, or 62.72%, of the shares of our outstanding common stock. Ownership of this block of shares by the Moroun family could render it more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise and possibly depriving other shareholders of an opportunity to sell their shares at prices higher than the prevailing market prices.

Availability of Authorized but Unissued Shares. All of our preferred stock and a substantial amount of our common stock is authorized but unissued and not reserved for any particular purpose. Our board of directors may issue shares of authorized common or preferred stock without shareholder approval. If our board of directors decides to issue shares to persons friendly to current management, this could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. Authorized but unissued shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company, including dilution through a shareholder rights plan of the type commonly known as a “poison pill,” which the board of directors could adopt without a shareholder vote.

Issuance of Preferred Stock. In addition, our board of directors could issue preferred shares having voting rights that adversely affect the voting power of our common shareholders, which could have the effect of delaying, deferring or impeding a change in control of our company.

No Cumulative Voting. Under Michigan law, shareholders do not have cumulative voting rights for the election of directors unless the Articles of Incorporation so provide. Our Articles of Incorporation do not provide for cumulative voting.

Limitations on Nomination of Directors. Under our Bylaws, in order for a shareholder to nominate a candidate for director, notice of the nomination must be given to us not less than 90 days before the first anniversary of the preceding year’s annual meeting. The shareholder submitting the notice of nomination must describe various matters as specified in our Bylaws, including the name, age and address of each proposed nominee, his or her occupation, the number of shares held by the nominee and any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of the nominee.

Limitation on Calling Special Meetings of Shareholders. Michigan law allows the board of directors or officers, directors or shareholders authorized in our corporation’s Bylaws to call special meetings of shareholders. Our Bylaws provide that a special meeting may be called by our board of directors, the Chairman of the Board or President, and shall be called by the President and Secretary at the request of shareholders holding a majority of the shares of stock entitled to vote at the proposed special meeting. Business to be transacted at a special meeting is limited by our Bylaws to the purpose or purposes stated in the notice of the meeting.

Business Combinations

We are subject to Chapter 7A of the MBCA, which provides that a business combination subject to Chapter 7A between a covered Michigan corporation or any of its subsidiaries and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. Such requirements do not apply if (1) the corporation’s board of directors approves the transaction prior to the time the 10% owner becomes such or (2) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% owner has been such for at least five years. Chapter 7A business combinations include, among other transactions, mergers, significant asset transfers, certain disproportionate issuances of shares to an interested shareholder, certain reclassifications and recapitalizations disproportionately favorable to such shareholder, and the adoption of a plan of liquidation or dissolution in which such a shareholder would receive anything other than cash. Chapter 7A does not cover business combinations effected by purchase of shares from other shareholders in the open market or acquired through a tender offer.

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the right to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Documents Incorporated by Reference” and “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

•	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Documents Incorporated by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

SELLING STOCKHOLDERS

We are registering for resale certain shares of our common stock, which may be sold from time to time by the selling stockholders. The term “selling stockholders” includes the stockholders listed below and their pledgees, donees, transferees or other successors-in-interest. The selling stockholders may sell some, all or none of they shares of common stock as they deem appropriate, and they are under no obligation to sell any of their shares.

The following table sets forth information with respect to the number of shares of our common stock owned by the selling stockholders prior to this offering, the number of shares that may be offered under this prospectus by the selling stockholders, and the number of shares of our common stock and the percentage of our common stock to be owned by the selling stockholders after completion of this offering, assuming that all shares offered by the selling stockholders are sold as contemplated herein. Ownership reflected in this table is based upon information provided to us by the selling stockholders and reflects holdings as of February 22, 2010.

Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to shares shown as beneficially owned by them. The number of shares of our common stock beneficially owned by the selling stockholders includes shares of common stock that the selling stockholders can acquire within 60 days after February 22, 2010 through the exercise of any outstanding stock option or other right. The percentage of common stock owned after the offering is based on 15,980,483 shares of our common stock outstanding as of February 22, 2010.

The selling stockholders are Matthew T. Moroun and Manuel J. Moroun. Matthew T. Moroun is the Chairman of the Board of Directors and Manuel J. Moroun is a member of the Board of Directors.

Information about the selling stockholders and the number of shares that may be sold from time to time by the selling stockholders may change over time and will be updated in supplements to this prospectus if and when necessary.

Name	Common Stock Beneficially Owned as of February 22, 2010(1)		Number of Shares Offered	Number of Shares Beneficially Owned After Offering(4)	Percentage of Shares Beneficially Owned After Offering
Matthew T. Moroun, Chairman of the Board	5,045,038	(2)	3,041,363	2,003,675	12.54%
Manuel J. Moroun, Director	4,977,462	(3)	3,041,363	1,936,099	12.12%

(1)

Matthew T. Moroun is the son of Manuel J. Moroun. The Morouns have agreed to vote their shares as a group. Each of Matthew T. Moroun and Manuel J. Moroun disclaims beneficial ownership of the shares owned by the other. The shares listed above represent the actual number of shares owned by Matthew T. Moroun.

(2)	Matthew T. Moroun owns the listed shares directly and not by virtue of any right to acquire the shares.

(3)

All shares held by Manuel J. Moroun Revocable Trust U/A/D 3/27/77, as amended and restated on December 22, 2004. Voting and investment power over this trust is exercised by Manual J. Moroun, as trustee.

(4)	Assumes that all shares offered hereby are sold but no other securities held by the selling stockholders are sold.

PLAN OF DISTRIBUTION

Either we or the selling stockholders may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us, or the selling stockholders, or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each time that this prospectus is used to sell our securities, we will also provide an accompanying prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If dealers are used in the sale of securities, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. Offers to purchase the securities directly may be solicited, and we or the selling stockholders may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If agents are used in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we or the selling stockholders sell directly, no underwriters, dealers or agents would be involved. We or the selling stockholders will not make an offer of securities in any jurisdiction that does not permit such an offer.

From time to time, each of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by each of them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of the selling stockholder’s shares offered under this prospectus will decrease as and when it takes such action. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus and any applicable prospectus supplement may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, transferees, assignees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed any necessary supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the donee, pledgee, transferee, assignee or other successor in interest as a selling stockholder under this prospectus.

We or the selling stockholders may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We or the selling stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us or the selling stockholders on a future date at a specific price. This type of contract may be made only with institutions specially approved by us or the selling stockholders. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

The selling stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with a selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares of common stock. The selling stockholders may also loan or pledge the common stock offered by the selling stockholders under this prospectus to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the common stock so pledged.

Each series of securities will be a new issue of securities. Our common stock is listed on the NASDAQ Global Select Market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business. The selling stockholders have agreed to indemnify us against specified liabilities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Universal Truckload Services, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

UNIVERSAL TRUCKLOAD SERVICES, INC.

$100,000,000

of

Common Stock

Preferred Stock

Rights

Warrants

6,082,726 Shares

of

Common Stock

Offered by Selling Stockholders

PROSPECTUS

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than underwriting discounts and commissions) in connection with offering of the securities registered hereby. Universal Truckload Services, Inc. will bear all of these expenses, including those of the selling stockholders (other than any underwriting discounts or commissions or any agent commissions). All amounts are estimated except for the SEC registration fee:

SEC registration fee		$14,260
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous fees and expenses			*

Total expenses	$		*

*	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

Sections 561 through 571 of the MBCA authorize indemnification of directors and officers of Michigan corporations. Our Articles of Incorporation require us to indemnify directors and officers to the fullest extent permitted by Michigan law. Our Bylaws permit us to indemnify directors and officers against expenses, attorneys’ fees, judgments, penalties, fines and settlements reasonably incurred in connection with any threatened, pending or completed action or proceeding brought by a third party so long as the director or officer acted in good faith and in a manner reasonably believed not to be opposed to our best interests or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Indemnification includes civil, criminal, administrative or investigative proceedings and service at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not. The Bylaws also allow us to indemnify directors and officers against expenses and attorneys’ fees related to any threatened, pending or completed action brought by or in the right of the Company so long as the director acted in good faith and in a manner reasonably believed not to be opposed to our best interests. The Bylaws require us to indemnify officers and directors whose defense on the merits or otherwise has been successful; however, no indemnification is allowed as to any claim where the director or officer is judged to be liable to us in the performance of his or her duties to us unless such indemnification is specifically approved by the court in which such action was brought.

Although our Bylaws permit indemnification in the situations described above, each request for indemnification must be individually authorized by (1) the board by a majority of a quorum consisting of directors who were not parties or threatened to be made parties to the action or proceeding, (2) by independent legal counsel in a written opinion if such quorum is not obtainable or (3) our shareholders. To the extent that a director or officer is successful on the merits or otherwise in defense of any action, suit or proceeding, our Bylaws dictate that he or she must be indemnified against expenses actually and reasonably incurred. The Bylaws also provide that indemnification is a contractual right between the Company and the officer or director that is not adversely affected by a repeal of the By-law indemnification provisions.

Our board of directors has approved, and we have entered into, indemnification agreements with our directors and elected officers which provide for indemnification against expenses incurred in connection with, as well as judgments, fines and amounts paid in settlement resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at our request as a director, trustee, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, so long as such amounts have been actually and reasonably incurred by the indemnitee.

Section 567 of the MBCA and our Bylaws authorize us to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of us or who serves at the request of us as a director, officer, employee or agent of a nonprofit or for profit foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether or not we would have the power to indemnify him or her under the Bylaws or the laws of the State of Michigan. We maintain a directors’ and officers’ insurance policy, which insures directors and officers against unindemnified losses from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers.

In addition, a Registration Rights Agreement which we entered into on December 31, 2004, with Matthew T. Moroun and a trust controlled by Manuel J. Moroun (collectively the “Morouns”) provides for indemnification by the Company of the Morouns for certain liabilities arising under the Securities Act and otherwise in connection with any registration of shares of our common stock pursuant to the agreement.

Item 16.	Exhibits.

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Universal Truckload Services, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Warren, Michigan, on March 1, 2010.

UNIVERSAL TRUCKLOAD SERVICES, INC.

By:	/s/ DONALD B. COCHRAN
Donald B. Cochran President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald B. Cochran and Robert E. Sigler, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MATTHEW T. MOROUN Matthew T. Moroun	Chairman of the Board of Directors	March 1, 2010

/S/ DONALD B. COCHRAN Donald B. Cochran	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2010

/S/ ROBERT E. SIGLER Robert E. Sigler	Vice-President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	March 1, 2010

/S/ MANUEL J. MOROUN Manuel J. Moroun	Director	March 1, 2010

/S/ JOSEPH J. CASAROLL Joseph J. Casaroll	Director	March 1, 2010

/S/ DANIEL C. SULLIVAN Daniel C. Sullivan	Director	March 1, 2010

/S/ RICHARD P. URBAN Richard P. Urban	Director	March 1, 2010

Ted B. Wahby	Director

/S/ DANIEL J. DEANE Daniel J. Deane	Director	March 1, 2010

/S/ FREDERICK P. CALDERONE Frederick P. Calderone	Director	March 1, 2010

EXHIBIT INDEX

Exhibit Number		Description

4.1	—	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form S-1 (File No. 333-120510), as amended)

4.2	—	Amended and Restated Bylaws of the Company, as amended on April 22, 2009 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the Commission on April 24, 2009)

4.3	—	Specimen Stock Certificate representing the Company’s Common Stock (incorporated by reference to Exhibit 4.2 of the Company’s registration statement on Form S-1 (File No. 333-120510), as amended)

4.4*	—	Form of Certificate of Designations with respect to any series of preferred stock issued hereunder

4.5*	—	Specimen Stock Certificate representing the Company’s Preferred Stock

4.6*	—	Form of Rights Agreement

4.7*	—	Form of Warrant Agreement, including form of Warrant Certificate

5.1	—	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

23.1	—	Consent of KPMG LLP, independent registered public accounting firm

23.2	—	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1)

24.1	—	Power of Attorney (on signature page)

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.